Exhibit 99.1

FOR IMMEDIATE RELEASE

NewStar Announces Completion of “Go Shop” Process

Boston, November 20, 2017 – NewStar Financial, Inc. (NASDAQ: NEWS) (“NewStar” or the “Company”) announced the expiration of the 30 day “go shop” period included in the previously announced merger agreement between First Eagle Investment Management and NewStar and related asset purchase agreement with a newly formed investment fund sponsored by GSO Capital Partners LP.  During the “go shop” period, NewStar, with the assistance of its financial advisors Credit Suisse Securities (USA) LLC and Houlihan Lokey Capital, Inc., actively solicited alternative proposals to acquire the Company.  More than 50 parties were contacted and seven other parties made unsolicited inquiries.  NewStar entered into confidentiality agreements with 22 of those parties, which were provided access to additional information.  NewStar did not receive any acquisition proposals during the go-shop period.

About NewStar Financial

NewStar Financial Inc. (NASDAQ:NEWS) is an internally-managed lender and credit-oriented asset manager headquartered in Boston, MA. The Company’s direct lending activities are focused on meeting the complex financing needs of companies and private investors in the middle markets through specialized lending groups that offer a range of flexible debt financing options. The Company also offers a range of investment management products employing credit-oriented strategies focused on middle market loans and liquid, tradeable credit. The Company manages approximately $7.2 billion of assets, $3.6 billion held in consolidated subsidiaries of the Company and $3.6 billion held in off-balance sheet credit funds.

NewStar has regional offices in Chicago, IL, Norwalk, CT, and New York, NY. For more detailed information, please visit our website at www.newstarfin.com.

For additional information contact:

Robert K. Brown

500 Boylston Street, Suite 1250

Boston, MA 02116

617.848.2558

rbrown@newstarfin.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding, among other things, future performance, our expectations regarding our ability to support continued future asset growth or expense reductions, our pending merger transaction with First Eagle and the pending asset sale transaction with the GSO fund. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, strategic plans, the market price for NewStar’s stock prevailing from time to time, the nature of other investment opportunities presented to NewStar from time to time, objectives, future performance, financing plans and restrictive covenants in our debt instruments and other material agreements. As such, they are subject to material risks and uncertainties. These risks and uncertainties include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with First Eagle or our asset sale transaction with the GSO fund; the timing in which those transactions might be consummated; the failure to obtain the approval of stockholders or required regulatory approvals or other consents or to satisfy any other conditions to the transactions; the effect of the announcement of the transactions on our operations and relationships with third parties or that compliance by NewStar with the operating restrictions in the transaction agreements could have an adverse effect on NewStar’s business; the risk that NewStar may not realize any or a portion of the tax refunds applicable to the contingent value rights (or that such tax refunds may be delayed or subject to disputes by the Congressional Joint Committee on Taxation or taxing authorities); our ability to leverage new and future assets to support growth; the general state of the economy; our ability to compete effectively in a highly competitive industry; our ability to integrate acquired businesses; and the impact of federal, state and local laws and regulations that govern non-depository commercial lenders and businesses generally.

More detailed information about these risk factors can be found in NewStar’s filings with the Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of our 2016 Annual Report on Form 10-K, and as supplemented by any Risk Factors contained in our Quarterly Reports on Form 10‑Q.  NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. NewStar plans to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 with the SEC on or before November 9, 2017 and urges its shareholders to refer to that document for more complete information concerning NewStar’s financial results.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transactions involving First Eagle Investment Management, LLC, GSO Capital Partners and NewStar. The proposed transactions will be submitted to the stockholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement. However, such documents are not currently available. This communication does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.

Investors will be able to obtain free of charge the proxy statement (when available) and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the proxy statement and our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through our website at www.newstarfin.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Participants in Solicitation

The directors, executive officers and certain other members of management and employees of NewStar are “participants” in the solicitation of proxies from stockholders of NewStar in favor of the proposed asset sale and the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of NewStar in connection with the proposed asset sale and the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about NewStar’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 21, 2017.

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